Exhibit 10.1
SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Agreement") is entered into by and between Kenneth O. Morgan (“Morgan”), Helix Wind, Inc., a Nevada corporation (“Helix Wind”), Ian Gardner (“Gardner”) and Scott Weinbrandt (“Weinbrandt”).  As used herein, the term “the Parties” shall be used to refer to Morgan, Helix Wind, Gardner, and Weinbrandt jointly.

WHEREAS:

A.           Morgan and Helix Wind entered into an Employment Agreement dated June 1, 2008 for the employment of Morgan by Helix Wind.

B.           On or about July 10, 2009 Morgan filed an action against Helix Wind. Gardner and Weinbrandt in the San Diego Superior Court, Central District, Case No. 37-2009-00093802 entitled Kenneth Morgan v. Helix Wind, et al. alleging, inter alia, breach of the Employment Agreement (“the Action”).

C.           On or about November 6, 2009 Helix  filed a cross-complaint alleging, inter alia, breach of the Employment Agreement, naming Morgan as cross-defendant.  Morgan’s complaint and all amendments thereto, and Helix Wind’s related cross-complaint in Case No. 37-2009-00093802 entitled Kenneth Morgan v. Helix Wind, et al. shall hereinafter be referred to collectively as the “Action.”

D.           Each of the Parties desire to fully and finally resolve all claims that they have or may have against any of the Parties.

WHEREFORE, in consideration of the foregoing Recitals and the agreements and promises hereinafter set forth and for good and valuable consideration, the Parties hereto agree as follows:

1.00  PAYMENT.  Helix Wind warrants and represents that it reasonably anticipates that it will be receiving funds of at least $2,000,000.00 (two million dollars) from third party investors in the near future (hereinafter referred to as “the Financing”) and Helix Wind agrees that it will pay to Morgan the sum of $150,000.00 (the “Settlement Payment”) no later than January 15, 2010, or within seven days of its receipt of the Financing, whichever occurs first.  The Settlement Payment shall be made by two checks, as follows:  the first check for $93,000.00 (ninety three thousand dollars) payable to “Law Office of Sean Brew Client Trust Account,” shall be delivered to the Law Office of Sean Brew at 1230 Columbia Street, Suite 930, San Diego, CA 92101; the second check in the amount of $57,000.00 shall be made payable to “Ian Gardner” and delivered to Ian Gardner at the location of his choosing. In the event that Helix Wind fails to deliver payment of the Settlement Payment to the Law Office of Sean Brew prior to January 15, 2010, then this Agreement shall be null and void ab initio and the Lock-Up Agreement attached hereto as Exhibit “1” shall be of no force or effect.

2.00  CONDITIONS PRECEDENT. This Agreement shall have no force or effect unless and until the following document, attached hereto and incorporated herein by reference, is agreed upon and signed by the parties named therein:

A.           Lockup Agreement (Exhibit “1”).

3.00   RELEASE. In consideration of the payments of the amounts referred to herein and the other promises and considerations set forth in this Agreement, Morgan, Helix Wind, Gardner and Weinbrandt do hereby mutually release, acquit and forever discharge each other from any and all claims, demands, damages, causes of action or suits in equity, of any kind whatsoever, at common law, statutory or otherwise, which they have or may have, known or unknown, now existing or that might arise hereafter that were or could have been asserted in the Action, except for the promises and conditions set forth in this Agreement.

4.00  WAIVER OF SECTION 1542. As to the matters released herein, the Parties expressly waive any and all rights against one and other under Section 1542 of the California Civil Code which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY EFFECTED HIS SETTLEMENT WITH THE DEBTOR."

5.00  FILING OF DISMISSALS.  The Parties agree that:

A.           After receipt of the Settlement Payment, Morgan shall cause its attorneys to execute and file a request for dismissal with prejudice of its complaint in the Action against Helix Wind, Gardner and Weinbrandt.

B.           After the Complaint is dismissed, Helix Wind shall cause its attorneys to execute and file a request for dismissal with prejudice of its cross-complaint against Morgan in the Action.

6.00  NO ADMISSION. In entering into this Agreement, no party herein is admitting the sufficiency of any claims, allegations, assertions, contentions, or positions of any other party, nor the sufficiency of the defenses to any such claims, allegations, assertions, contentions, or positions.  The Parties hereto desire to resolve the action in an amicable fashion, and pursuant to Code of Civil Procedure Section 877, the Parties have entered into this Agreement in good faith.

7.00  GENERAL TERMS AND CONDITIONS. The Parties to this Agreement, and each of them, acknowledge and agree that:

i.  this Agreement and its reduction to final form is the result of extensive good faith negotiations between the Parties through their respective counsel;

ii.  said counsel have carefully reviewed and examined this Agreement for execution by said Parties, or any of them; and

iii.  any statute or rule of construction that ambiguities are to be resolved against the drafting party should not be employed in the interpretation of this Agreement.

iv.  Paragraph headings are for reference only and shall not affect the interpretation of any paragraph hereto.

8.00  EFFECTS ON AGENTS.  The terms of this Agreement shall bind and inure to the benefit of Plaintiffs, Defendants, and each of their respective agents, officers, directors, parent companies, subsidiaries, affiliates, divisions, predecessors, successors, transferees, representatives, employees, heirs, devisees, legatees and assigns, as applicable.

9.00  ENTIRE INTEGRATED AGREEMENT.  This Agreement constitutes the entire and sole agreement of the parties hereto and constitutes a written integration of all negotiations between the parties relating to the subject matter hereof, incorporating each and every representation, promise or warranty, whether oral or written, between the parties with respect hereto.  No party has made any representation, promise or warranty to the other with respect to the matters addressed herein except as expressly set forth in this Agreement.  The parties hereto agree to execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties to this Agreement.

10.00  REPRESENTATIONS REGARDING OWNERSHIP OF CLAIMS.  Each party represents, covenants and warrants that it is the sole and lawful owners of any and all claims, matters, and causes of action which are the subject of this Assignment, and that they have not previously assigned, hypothecated or otherwise transferred any of the claims assigned herein.

11.00  AUTHORITY TO EXECUTE.  Each of the individuals who execute this Agreement individually warrants and represents that such individual has the ability, right and authority to execute this Agreement on behalf of the person or entity for whom the individual executes this Agreement.

12.00  ADVICE OF COUNSEL.  The Parties represent and warrant that they have had advice of counsel of their own choosing in the negotiations for and the preparation of this Agreement, and that they have read this Agreement, or had the same read to them by counsel, and that they have had this Agreement fully explained to them by their counsel, and they are fully aware of the Agreement's legal effect.  This Agreement is to be construed fairly and not in favor of or against any party, regardless of which party or parties drafted or participated in the drafting of its terms.

13.00  GOVERNING LAW.  This Agreement is made and entered into in the County of San Diego, State of California and shall be governed by and construed in accordance with the laws of the State of California.

14.00  AMENDMENTS IN WRITING.  It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any way whatsoever, except by a writing executed by all of the parties to this Agreement, or their authorized representatives.

15.00  COUNTERPART SIGNATURES AND MULTIPLE ORIGINALS. The parties agree that this Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties on the date shown above.

DATED: December 11, 2009	/s/ Kenneth Morgan
Kenneth Morgan

DATED: December 11, 2009	/s/ Ian Gardner
Helix Wind, Inc.
Ian Gardner, CEO

DATED: December 11, 2009	/s/ Ian Gardner
Ian Gardner

DATED: December 11, 2009	/s/ Scott Weinbrandt
Scott Weinbrandt

EXHIBIT “1” TO SETTLEMENT AGREEMENT AND MUTUAL RELEASE

LOCK UP AGREEMENT

In consideration of the performance of the obligations by Helix Wind, Corp. as set forth in the Settlement Agreement and Mutual Release (to which this Lock-Up Agreement is attached), the undersigned, Kenneth O. Morgan, agrees that he will not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose (collectively, “Sale”) of any of the 7,820,662 shares of the common stock of the Helix Wind, Corp. (the “Company”), including without limitation, options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein, except for the Sale of an aggregate of 105,000 shares of the Company each 90-day period starting February 11, 2010, and ending February 10, 2011, and 120,000 shares each 90-day period starting February 11, 2011, and ending February 10, 2012.

Notwithstanding the foregoing, the following transfers are permitted, provided the transferee agrees in writing prior to the transfer to be bound by the terms of this Agreement: (i) a transfer on death by will or intestacy; (ii) a transfer to a member of the undersigned's immediate family; (iii) a transfer to a family trust; or (iv) a transfer resulting from the enforcement of a bona fide pledge entered into by the undersigned prior to the date hereof.  For purposes of this paragraph, "immediate family" shall mean the spouse, lineal descendant, father, mother, brother or sister of the transferor.

In order to enable the enforcement of this agreement, the undersigned hereby consents to the placing of legends on certificates in the form below and/or stop orders with the transfer agent of the Company with respect to the shares and the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT, AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE ISSUER AND WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.  SUCH AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR THE GRANTING OF CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE.  BY ACCEPTANCE OF THIS CERTIFICATE, EACH HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT.  THE ISSUER RESERVES THE RIGHT TO REFUSE TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL THE CONDITIONS TO TRANSFER SET FORTH IN SUCH AGREEMENT HAVE BEEN FULFILLED.

Any obligations of the undersigned under this agreement shall be binding upon the heirs and personal representatives of the undersigned.

This Agreement shall become effective only upon the occurrence of each of the following events: (i) the entry into a lock up agreement by The Hyperion Business Services, LLC., on substantially identical terms to this Agreement, covering all of the shares of the Company's common stock beneficially owned held by that entity and providing for the release of shares on the same basis and in the same amount as set forth therein and (ii) the Company's closing of a financing transaction resulting in gross proceeds of not less than $5 million on or before February 10, 2010.

The provisions contained herein shall terminate and have no further force and effect on the earlier of: (i) the termination of the Fidelis Lock Up, (ii) the date that any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires beneficial ownership of voting securities of the Company, of securities representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; (iii)  the consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of the Company unless, in each case, the beneficial owners of outstanding voting securities of the Company immediately prior to transaction continue to beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) February 11, 2012.

This Agreement is being entered into by the undersigned with the understanding that the Hyperion Lock Up will remain in effect during its term.  The Company shall provide the undersigned with written notice of any amendment or waiver of observance of any term of the Hyperion Lock Up (either generally or in a particular instance and either retroactively or prospectively), and the undersigned shall have the right, in his sole discretion, to have the amendment or waiver apply to this lock up agreement on the same basis.

Any notices required or permitted by this Agreement shall be deemed given when delivered personally or sent by one party to the other by facsimile or in writing by registered or certified mail, return receipt requested, addressed as follows:

Company:

Helix Wind, Inc.
1848 Commercial Street
San Diego, California  92123
Attention:  Ian Gardner
Facsimile No.:  (619) 330-2625

Undersigned:

Kenneth O. Morgan
C/O Law Offices of William M. Aul
7676 Hazard Center Drive, Suite 500
San Diego, California 92108

with a copy (which shall not constitute notice) to:

Law Offices of William M. Aul
7676 Hazard Center Drive, Suite 500
San Diego, California 92108

Any notice pursuant to this Agreement shall be deemed to be delivered, given, and received for all purposes as of the date received; and provided further, that (i) mail sent via Certified Mail, Return Receipt Requested, certified fee and normal postage prepaid, shall be deemed to have been received on the earlier of actual receipt thereof or the date of refusal or inability to deliver, indicated on the Receipt for Certified Mail and (ii) mail sent via Federal Express or other recognized overnight courier shall be deemed delivered one (1) business day after deposit with Federal Express or such other recognized overnight courier service, charges prepaid.  The above addresses may be changed from time to time by giving notice thereof in the manner provided herein.

The rights and obligations of the parties hereunder and the interpretation of this Agreement shall be governed by the laws of the State of California (without regard to the principles of conflicts of law) applicable to contracts executed and to be performed in such state.  The parties hereto consent to the personal jurisdiction of the courts of the State of California in connection with any claim or dispute arising in connection with the Agreement.  Any action or proceeding seeking to enforce any provision of, or any right arising out of this Agreement may be brought only the courts of the State of California, County of San Diego.

Dated:  November 30, 2009

Signature:

/s/ Kenneth O. Morgan
Kenneth O. Morgan